                                                      EXHIBIT 23(B)



                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 registration statement of our report to the Board of Directors of Johnson & Higgins dated March 11, 1997 included in Marsh & McLennan's Form 8-K filed with the Commission on April 7, 1997 and to all references to our Firm included in this registration statement.

                                            /s/ Arthur Andersen LLP
                                            -----------------------
                                            Arthur Andersen LLP



November 20, 1997
New York, New York